Exhibit 99.1

11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028

Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation Reports

Fourth Quarter and 2010 Results

February 2, 2011 - Southern Copper Corporation (NYSE and BVL: SCCO)

•                  The Company’s copper mined production in the fourth quarter 2010 (“4Q10”) increased by 3.5% to 130,553 tons compared to 126,087 tons in 4Q09.  This increase was mainly the result of 15,710 tons of SXEW copper production at our Buenavista mine (formerly named Cananea)(1) that compensated the decrease in ore grade at our Cuajone and Caridad operations.  We expect to restore full production capacity at Buenavista in the first quarter of 2011.

•                  In year 2010 (“Y2010”) we reached a new molybdenum production record of 20,519 tons, 9.8% higher than the 18,687 tons produced in the Y2009. 4Q10 molybdenum production increased by 3.9% to 5,246 tons compared to 5,052 tons in 4Q09.

•                  Y2010 sales were $5,149.5 million, 37.9% higher than the $3,734.3 million in the Y2009. The 4Q10 sales were $1,499 million, 32.0% higher than the $1,136 million in the 4Q09.  These increases were mainly the result of higher metal prices as well as higher molybdenum production.

•                  Cost of sales in Y2010 was $2,099.4 million an increase of only 15.1% when compared to Y2009. Cost of sales in 4Q10 was $535.4 million, which was 1.3% lower than the 3Q10.

•                  Operating cash cost per pound of copper, net of by-product credit, was 16.8 cents per pound in the Y2010, compared with 35.8 cents per pound in Y2009.  This improvement was the result of higher by-product credits, principally from higher prices for molybdenum, zinc and silver as well as higher molybdenum volume.

•                  EBITDA in Y2010 increased by 60.3% to $2,906.7 million compared to $1,813.8 million in the Y2009. EBITDA in 4Q10 was $926.8 million or 61.8% of sales, compared to $615.9 million or 54.2% of sales in the 4Q09, an increase of 50.5%. The EBITDA of the 4Q10 was substantially higher than that of the previous three quarters, posting a 37% increase when compared to 3Q10.

(1)  Name change effective December 11, 2010.

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

•                  Net income for the Y2010 was $1,554.0 million, 67.2% higher than the $929.4 million in the Y2009. Net income for the 4Q10 was $492.2 million, 35.5% higher than the $363.3 million in the 4Q09.

•                  On January 27, 2011, the Board of Directors authorized a dividend of 58 cents per share payable on March 1, 2011 to shareholders of record at the close of business on February 15, 2011.

•                  Capital and exploration expenditures in Y2010 were $443.0 million. Capital and exploration expenditures in 4Q10 were $134.5 million.  The 4Q10 amount includes $37.4 million for the Tia Maria project, $8.4 million for the Toquepala concentrator expansion, $1.9 million for the Cuajone concentrator expansion and $60.8 million for our Mexican operations.

•                  The financial publication LatinFinance awarded our April 2010 $1.5 billion bond issue the prize “Best Corporate Bond of 2010”.  This award recognizes the great execution and adequate pricing based on the Company’s risk rating qualification, supported by a strong reserve base, high quality of assets, low cost leadership in the industry and the Company’s prudent financial policies, which resulted in a subscription demand of over $9 billion.

Commenting on recent Company events, German Larrea, Chairman of the Board said, “I am pleased to say that our 2010 results were outstanding. It was a good year for the Company, with sales up 37.9% and net earnings 67.2% higher than in 2009 and a molybdenum production record of 20,519 tons.

During 2010 the Company restarted production at its Cananea operation. As a way to reflect the beginning of a new era for developing this asset to its full potential we have changed the name of the company operating the Cananea property to Buenavista del Cobre (“Buenavista”).  We expect the Buenavista concentrator to reach full production in the first quarter of 2011. As we previously informed the market, our SXEW plants reached full capacity in the fourth quarter.

In 2011, we will continue with our aggressive mining and metallurgical capital expansion projects.  The Company intends to allocate $1.7 billion for this year, of which approximately $881 million would be invested in Mexico and $862 million in Peru. This investment is part of our five year capital expenditure program to increase our copper and molybdenum production capacity substantially, while maintaining SCC’s low cost leadership.”

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

SUMMARY FINANCIAL TABLE

	Fourth Quarter				Year
			Variance				Variance
	2010	2009	$	%	2010	2009	$	%
	(in millions except per share amount and %s)

Sales	$1,499.0	$1,136.0	$363.0	32.0%	$5,149.5	$3,734.3	$1,415.2	37.9%
Cost of sales	535.4	498.8	36.6	7.3%	2,099.4	1,823.7	275.7	15.1%
Operating income	852.1	529.1	323.0	61.0%	2,604.2	1,485.1	1,119.1	75.4%
EBITDA (2)	926.8	615.9	310.9	50.5%	2,906.7	1,813.8	1,092.9	60.3%
EBITDA margin	61.8%	54.2%	7.6%	14.0%	56.4%	48.6%	7.9%	16.2%
Net Income	492.2	363.3	128.9	35.5%	1,554.0	929.4	624.6	67.2%
Net income margin	32.8%	32.0%	0.8%	2.7%	30.2%	24.9%	5.3%	21.3%
Income per share	$0.58	$0.43	$0.15	35.5%	$1.83	$1.09	$0.74	67.3%
Capital expenditures	$127.6	$98.1	$29.5	30.1%	$408.7	$414.8	$(6.1)	(1.5)%
Exploration	$6.9	$7.1	$(0.2)	(2.8)%	$34.3	$24.6	$9.7	39.4%

Production

The reconstruction and ramp-up of Buenavista continues.  The SXEW production is currently at full capacity and the concentrator will be at full capacity in the first quarter of 2011.

In addition to the copper and molybdenum production increases previously noted, zinc refined production increased 20.2% in 4Q10 compared to 3Q10.  Zinc mine production, however, in the 4Q10 decreased by 19.6% to 22,444 tons compared to the 4Q09 mainly the result of lower production at the Santa Eulalia mine due to unusually heavy rains which caused flooding in the area and hindered production.

Silver mined production increased 2.2% in 4Q10 compared to 3Q10 principally due to higher silver content in ore mined at La Caridad mine. Refined silver production increased 1.2% in Y2010 compared to Y2009 principally due to higher silver content in our IMMSA operations and in third-party material processed at Ilo.

Copper Hedging

The Company entered into copper hedge contracts to reduce price volatility and protect sales value. Swaps contracts are currently hedging approximately 28% of 2011 copper production at an average price of $4.00 per pound.  In addition, the Company has hedged approximately 31% of 2011 copper production through zero-cost collars with an

(2)  http://www.southerncoppercorp.com/ENG/invrel/Pages/PGEbitda.aspx

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come average floor price of $3.02 per pound and an average cap price of $4.84 per pound and approximately 2% of 2012 copper production through zero-cost collars with an average floor price of $3.50 per pound and an average cap price of $5.01 per pound.

Capital Expenditures

The SXEW III project is moving forward. A review of the basic engineering was concluded in December 2010.  We have started the detailed engineering and have begun with the acquisition of major equipment and construction of the plant and new infrastructure. This Plant will produce 44,000 tons of copper per year starting in 1Q13.

Regarding the Quebalix III project, we have almost completed the acquisition of the project equipment and will begin construction of the crusher building and the conveying and spreading systems for the leachable ore.

The Pilares project, which is close to La Caridad mine, is being evaluated. As of December 31, 2010, 13,700 meters of drilling has been performed, access roads developed and metallurgical testing and preliminary mine planning has begun.

Social programs for the Buenavista community are underway.  The Company reconstructed the clinic of the State of Sonora, two new water wells as well as a street paving program have been completed and the town library has been provided with modern technology to improve reference search capabilities. In 2011, the Company plans to continue investing in several projects for the benefit of local communities.

At the Toquepala concentrator expansion, we are evaluating an increase in the project’s milling capacity to improve the estimated additional copper production to 125ktpy.  As a result of this review, the EIA is expected to be presented during the second quarter of 2011.

Regarding the Tia Maria project, additional information for the project, including the use of sea water, was submitted to the Peruvian government.  On December 1, 2010, the Ministry of Energy and Mines (MINEM) approved a communication plan and new options to obtain the consent of the EIA from the local communities.  This process will conclude in March 2011 and we expect to obtain the government approval at the beginning of the second quarter of 2011. Construction works are scheduled to begin in the 2Q11 and copper production by the 4Q12.

Business Combination

The special committee formed in August 2010, continues to evaluate Americas Mining Corporation’s (“AMC”) proposal to combine Southern Copper and AMC, the parent company of Asarco. Under the proposal, all stockholders of Southern Copper would receive 1.237 common shares of AMC in exchange for each share of SCC. There is not a set deadline for completion of the evaluation.

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Conference call

The Company’s fourth quarter earnings conference call will be held on Thursday February 3, 2011 beginning at 11:00 A.M. — EST (11:00 A.M. Lima and 10:00 A.M. Mexico City time).

To participate:

Dial-in number:	866-371-3858 in the U.S 631-813-4732 outside the U.S.
Raul Jacob, Manager of Financial Planning and Investor Relations
Conference ID:	42315140 and “Southern Copper Fourth Quarter 2010 Results”

SCC’s New Website:

We invite you to visit our website at:

http://www.southerncoppercorp.com

Or

http://www.southerncoppercorporation.com

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

AVERAGE METAL PRICES:

	LME	COMEX
	Copper	Copper	Molybdenum	Zinc	Silver	Gold
	($/lb)	($/lb)	($/lb)	($/lb)	($/oz)	($/oz)
1Q 2010	3.28	3.28	15.78	1.04	16.91	1,108.90
2Q 2010	3.19	3.19	16.10	0.92	18.35	1,195.68
3Q 2010	3.29	3.30	14.86	0.91	18.98	1,226.58
4Q 2010	3.92	3.93	15.69	1.05	26.47	1,367.49
Average 2010	3.42	3.43	15.60	0.98	20.18	1,224.66

1Q 2009	1.56	1.57	8.75	0.53	12.63	908.71
2Q 2009	2.12	2.15	9.10	0.67	13.75	921.51
3Q 2009	2.66	2.67	14.50	0.80	14.76	960.06
4Q 2009	3.02	3.03	11.29	1.00	17.56	1,101.64
Average 2009	2.34	2.35	10.91	0.75	14.67	972.98

Variance: 4Q10 vs. 4Q09	29.8%	29.7%	39.0%	5.0%	50.7%	24.1%
Variance 4Q10 vs. 3Q10	19.1%	19.1%	5.6%	15.4%	39.5%	11.5%
Variance 2010 vs. 2009	46.2%	46.0%	43.0%	30.7%	37.6%	25.9%

Source: Silver — COMEX; Gold and Zinc — LME; Molybdenum — Metals Week Dealer Oxide.

PRODUCTION AND SALES:

	Three Months Ended			Twelve Months Ended
	December 31			December 31,
	2010	2009	%	2010	2009	%
Copper (tons)
Mined	130,553	126,087	3.5%	478,527	485,376	(1.4)%
Smelted	110,699	132,633	(16.5)%	429,899	505,088	(14.9)%
Refined	109,311	106,592	2.6%	421,628	440,532	(4.3)%
Rod	7,151	16,009	(55.3)%	57,264	60,072	(4.7)%
Sales	138,081	126,238	9.4%	501,704	507,014	(1.0)%

Molybdenum (tons)
Mined	5,246	5,052	3.9%	20,519	18,687	9.8%
Sales	5,184	5,024	3.2%	20,508	18,590	10.3%

Zinc (tons)
Mined	22,444	27,926	(19.6)%	99,194	110,430	(10.2)%
Refined	24,393	26,198	(6.9)%	95,072	98,688	(3.7)%
Sales	23,660	25,872	(8.5)%	93,962	103,840	(9.5)%

Silver (000s ounces)
Mined	3,215	3,363	(4.4)%	12,646	13,202	(4.2)%
Refined	2,787	3,802	(26.7)%	13,243	13,089	1.2%
Sales	3,641	4,948	(26.4)%	15,450	18,169	(15.0)%

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2010	2009	VAR %	2010	2009	VAR %
	(in millions, except per share amount)

Net sales:	$1,499.0	$1,136.0	32.0%	$5,149.5	$3,734.3	37.9%
Operating costs and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	535.4	498.8	7.3%	2,099.4	1,823.7	15.1%
Selling, general and administrative	23.4	17.6	33.0%	88.3	78.3	12.8%
Depreciation, amortization and depletion	81.2	83.4	(2.6)%	323.3	322.6	0.2%
Exploration	6.9	7.1	(2.8)%	34.3	24.6	39.4%
Total operating costs and expenses	646.9	606.9	6.6%	2,545.3	2,249.2	13.2%

Operating income	852.1	529.1	61.0%	2,604.2	1,485.1	75.4%

Interest expense, net of capitalized interest	(41.9)	(25.4)	65.0%	(160.5)	(97.6)	64.4%
Other income (expense)	(6.5)	3.5	(285.7)%	(20.7)	10.3	(301.0)%
Interest income	2.4	0.6	300.0%	7.8	6.6	18.2%

Income before income tax	806.1	507.8	58.8%	2,430.8	1,404.4	73.1%

Income taxes	311.2	142.7	118.1%	868.1	469.8	84.8%

Income net of income tax	494.9	365.1	35.6%	1,562.7	934.6	67.2%

Less: Net income attributable to non-controlling interest	2.7	1.8	50.0%	8.7	5.2	67.3%

Net Income attributable to SCC	$492.2	$363.3	35.5%	$1,554.0	$929.4	67.2%

Per common share amounts:
Net income attributable to SCC common shareholders — basic and diluted	$0.58	$0.43	35.5%	$1.83	$1.09	67.4%
Dividends paid	$0.43	$0.18	138.9%	$1.68	$0.44	280.1%

Weighted average shares outstanding (Basic and diluted)	850.0	850.0		850.0	850.7

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	December 31,	December 31,
	2010	2009
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$2,192.7	$772.3
Short-term investments	76.2	22.9
Accounts receivable	774.6	440.0
Inventories	504.9	456.1
Prepaid, deferred taxes and other assets	140.7	86.8
Total current assets	3,689.1	1,778.1

Property, net	4,095.0	3,969.6
Leachable material, net	65.7	107.3
Intangible assets, net	133.8	113.8
Deferred income tax	128.5	52.7
Other assets	86.7	41.1
Total assets	$8,198.8	$6,062.6

LIABILITIES
Current liabilities:
Current portion of long-term debt	$10.0	$10.0
Accounts payable	491.6	283.3
Income taxes	266.2	91.4
Due to affiliates	4.7	0.4
Accrued workers’ participation	248.9	150.7
Interest	60.1	39.8
Other accrued liabilities	17.0	26.9
Total current liabilities	1,098.5	602.5

Long-term debt	2,750.4	1,270.3
Deferred income taxes	206.1	143.5
Other liabilities	178.7	103.8
Asset retirement obligation	59.0	48.9
Total non-current liabilities	3,194.2	1,566.5

EQUITY
Stockholders’ equity
Common stock	420.9	418.7
Accumulated comprehensive income	3,465.2	3,456.9
Total stockholders’ equity	3,886.1	3,875.6
Non controlling interest	20.0	18.0
Total Equity	3,906.1	3,893.6

Total liabilities and equity	$8,198.8	$6,062.6

As of December 31, 2010 and 2009 there were 850.0 million shares outstanding.

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	3 months ended December 31,		12 months ended December 31,
	2010	2009	2010	2009
	(in millions)
OPERATING ACTIVITIES
Net earnings	$495.0	$365.1	$1,562.7	$934.6
Depreciation, amortization and depletion	81.2	83.4	323.2	322.6
Cash provided from (used for) operating assets and liabilities	(51.6)	215.2	41.2	(286.2)
Other, net	5.8	2.7	(27.9)	(7.8)
Net cash provided from operating activities	530.4	666.4	1,899.2	963.2

INVESTING ACTIVITIES
Capital expenditures	(127.5)	(98.1)	(408.7)	(414.8)
Purchase (sale) of short-term investment, net	(16.6)	—	(52.2)	39.6
Other, net	2.1	13.1	8.7	15.9
Net cash used for investing activities	(142.0)	(85.0)	(452.2)	(359.3)

FINANCING ACTIVITIES
Debt incurred (repaid) net	(5.0)	(5.0)	1,479.7	(10.0)
Dividends paid	(365.5)	(151.8)	(1,428.0)	(376.0)
SCC Common shares buyback	—	—	(0.5)	(71.9)
Capitalized debt issuance cost	—	—	(8.8)	—
Distributions to non-controlling interest	(1.8)	(0.6)	(6.5)	(1.1)
Other	0.1	—	0.7	1.0
Net cash (used for) provided from financing activities	(372.2)	(157.4)	36.6	(458.0)

Effect of exchange rate changes on cash	(60.2)	(65.0)	(63.2)	(90.3)

Increase (decrease) in cash and cash equivalents	$(44.0)	$359.0	$1,420.4	$55.6

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers in the world and has the largest copper reserves of the industry.  The Company is a NYSE and Lima Stock Exchange listed company that is 80% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange.  The remaining 20% ownership interest is held by the international investment community.  The Company operates mining units and metallurgical facilities in Mexico and Peru and conducts exploration activities in Mexico, Peru and Chile.

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

SOUTHERN COPPER CORPORATION

www.southerncoppercorp.com

Committed to today’s needs without compromising the generations to come